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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors and Stockholders
AmerUs Group Co.

We consent to incorporation by reference in the registration Statement Nos. 333-32201, 333-32203, 333-40065, 333-20907, 333-20905, 333-63895, 333-72237,
333-91493 and 333-50030 on Forms S-8 and Registration Statement Nos. 333-72643 and 333-50249 on Forms S-3 of our report dated February 28, 2001, with respect to the consolidated financial statements of Indianapolis Life Insurance Company and subsidiaries included in Form 8-K dated March 29, 2001 of AmerUs Group Co.


                                                     ERNST & YOUNG LLP


Indianapolis, Indiana
March 29, 2001